UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                   -------------------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                              NIKU CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                            77-0473454
(State or Other Jurisdiction of                             (I.R.S Employer
Incorporation or Organization)                            Identification Number)

                              NIKU CORPORATION
                             350 Convention Way
                       Redwood City, California 94063
        (Address of Principal Executive Offices, including Zip Code)

                Niku Corporation 2000 Equity Incentive Plan
             Niku Corporation 2000 Employee Stock Purchase Plan
                         (Full Titles of the Plans)

                               Farzad Dibachi
                          Chief Executive Officer
                              Niku Corporation
                             350 Convention Way
                       Redwood City, California 94063
                               (650) 298-4600
         (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:

                           Gregory C. Smith, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                     525 University Avenue, Suite 1100
                        Palo Alto, California 94301

                      Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------
                                                         Proposed
                                                          Maximum         Proposed Maximum       Amount of
    Title of Securities to be        Amount to be      Offering Price     Aggregate Offering    Registration
           Registered                 Registered         Per Share               Price               Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value      3,676,437 (1)       $0.51 (3)          $1,874,982.80 (3)       $172.50
per share
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value        735,287 (2)       $0.43 (3)            $316,173.41 (3)        $29.09
per share
--------------------------------------------------------------------------------------------------------------
        Total                        4,411,724                              $2,191,156.20           $201.59
--------------------------------------------------------------------------------------------------------------

(1) Represents shares automatically reserved on January 1, 2002 for issuance upon exercise of options granted under the Registrant's 2000 Equity Incentive Plan equal to 5% of the Registrant's outstanding shares of common stock as of December 31, 2001. Shares issuable upon exercise of the options granted under the 2000 Equity Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 29, 2000 (Registration No. 333-31318).

(2) Represents shares automatically reserved on January 1, 2002 for issuance upon exercise of options granted under the Registrant's 2000 Employee Stock Purchase Plan equal to 1% of the Registrant's outstanding shares of common stock as of December 31, 2001. Shares issuable upon exercise of the options granted under the 2000 Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 29, 2000 (Registration No. 333-31318).

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on June 12, 2002. In the case of the 2000 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the price per share applicable to purchases under such plan.


              INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

     Pursuant to the General Instruction E of Form S-8, Niku is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to include an additional 3,676,437 shares under Niku's 2000 Equity Incentive Plan and an additional 735,287 shares under Niku's 2000 Employee Stock Purchase Plan. Pursuant to such Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-31318 filed with the Commission on February 29, 2000 is hereby incorporated by reference, except as revised in Part II, Item 6 - Indemnification of Directors and Officers in this document.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to the Registrant or its stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     o for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

     o the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

     o the Registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

     o the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding;

     o the Registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

o        the rights conferred in the Bylaws are not exclusive.

     The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is one pending proceeding involving the Company's chief executive officer and vice president of strategy and planning for which indemnification has been sought. There are also several class action complaints that have been filed against the Registrant and certain of its current and former officers that may result in claims for indemnification.

     The indemnification provision in the Registrant's Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

     Reference is also made to Section 8 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to Registrant's Registration Statement on Form S-1 (File No. 333-93439) originally filed with the Commission on December 22, 1999, as subsequently amended (the "Form S-1"), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

     The Registrant maintains directors' and officers' liability insurance that provides coverage for certain securities matters.

     See also the undertakings set out in response to Item 9.

     Reference is also made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

     1. Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 filed with the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000).

     2. Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.02 filed with the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000).

     3. Form of Indemnity Agreement entered into between the Registrant and its directors and officers (incorporated by reference as an exhibit to the Form S-1).




                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 14th day of June 2002.

                                              NIKU CORPORATION

                                              By:   /s/ Farzad Dibachi
                                                  -----------------------------
                                                     Niku Corporation
                                                  Chief Executive Officer and
                                                     Chairman of the Board


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Farzad Dibachi and Joshua Pickus, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                         Title                        Date
                 ---------                         -----                        ----

/s/ Farzad Dibachi                       Chief Executive Officer and           June 14, 2002
-------------------------------------
Farzad Dibachi                           Chairman of the Board

/s/ Joshua Pickus                        Chief Financial Officer               June 14, 2002
-------------------------------------
Joshua Pickus                            (Principal Financial Officer and
                                         Principal Accounting
                                         Officer)


/s/ Frank Gill                           Director                              June 14, 2002
-------------------------------------
Frank Gill

/s/ Edward Thompson                      Director                              June 14, 2002
-------------------------------------
Edward Thompson

/s/ Val Vaden                            Director                              June 14, 2002
 ------------------------------------
Val Vaden

                               EXHIBIT INDEX

  Exhibit
   Number                   Exhibit Title
   ------                   -------------

    5.01 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.

   23.01      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included in Exhibit 5.01)

   23.02      Consent of KPMG LLP, independent auditors

   24.01      Power of Attorney (see signature page)